EXHIBIT 10.7

                               APPLE SUITES, INC.
                    c/o Cornerstone Realty Income Trust, Inc.
                              306 East Main Street
                            Richmond, Virginia 23219


                                                     June 30, 2000


Promus Hotels, Inc.
755 Crossover Lane
Memphis, Tennessee 38117-4900


                    Re: Agreement of Sale dated November 22, 1999 (as amended, the "Purchase Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement) between Hampton Inns, Inc., Promus Hotels Florida, Inc. and Promus Hotels, Inc., as Sellers, and Apple Suites, Inc., as Buyer
                         -------------------------------------------------------

Gentlemen:

     Reference is made to (i) the Purchase Agreement and (ii) the purchase money note of even date herewith made by the undersigned in the amount of $11,163,750 (the "Note") and the mortgages and/or deeds of trust and/or deeds to secure debt securing the Note (individually and collectively, the "Mortgage").

     We hereby agree that until such time as all amounts evidenced and secured by the Note and the Mortgage have been paid in full we shall not:

          (i) transfer, or agree to transfer (or suffer or permit the transfer or agreement to transfer), in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of any of the properties located in Henrico County, Virginia, Pinellas County, Florida and Anne Arundel County, Maryland heretofore transferred to us by deeds from you dated September 20, 1999 or November 29, 1999 (the "Restricted Properties"), without, in any such case, your prior written consent, which shall not be unreasonably withheld in the case of a transfer to any affiliate or subsidiary wholly owned by Apple Suites, Inc.; or

          (ii) encumber, or agree to encumber, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of any of the Restricted Properties, or any interest or rights therein without, in any such case, your prior written consent. As used in this clause, "encumber" shall include, without limitation, the placing or permitting the placing of any mortgage, deed of trust, assignment of rents or other security device. (It is understood that you may grant or deny your consent under this clause and the immediately preceding clause in your sole discretion).

     Notwithstanding the foregoing, it is understood that neither the lease to Apple Suites Management, Inc. from us, dated September 20, 1999 nor the Deed of Trust, Assignment of Leases and Rents and Security Agreement (or other mortgage document) made by us and Apple Suites Management, Inc. for your benefit dated September 20, 1999 or November 29, 1999, shall constitute a violation of the foregoing restrictions.


                                            Very truly yours,

                                            APPLE SUITES, INC.,
                                            a Virginia corporation


                                            By /s/ Glade M. Knight
                                              --------------------------------
                                              Name:  Glade M. Knight
                                              Title: President and Chairman











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